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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                   HEALTHCO PROFESSIONAL SERVICES CORPORATION

It is hereby certified that:

         1. (a) The present name of the corporation (hereinafter called the "corporation") is Healthco Professional Services Corporation.

         (b) The name under which the corporation was originally incorporated is Healthco Professional Leasing Corporation, and the date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware is January 20, 1975.

         2. The Certificate of Incorporation of the corporation is hereby amended by striking out Articles 1, 2, 4 and 9 thereof and by substituting in lieu thereof the new Articles 1, 2, 4 and 8 which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the Certificate of Incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of HPSC, Inc., without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the sole stockholder of the corporation in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

         5. The Certificate of Incorporation of the corporation, as amended and restated herein, shall, upon the effective date of this Restated Certificate of Incorporation, read as follows:

                     "Restated Certificate of Incorporation

                                       of
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                                   HPSC, Inc.

         1.       The name of the corporation is HPSC, Inc.

         2. The respective names of the County and of the City within the County in which the registered office of the corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the registered agent of the corporation is The Prentice-Hall Corporation System, Inc. The street and number of said registered office and the address by street and number of said registered agent is 229 South State Street, Dover, Delaware.

         3.       The purposes for which this corporation is organized are:

                   (a) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, lease, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description; and

                   (b) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000) shares, consisting of (i) five million (5,000,000) shares of Preferred Stock, having a par value of $1.00 per share, and (ii) fifteen million (15,000,000) shares of Common Stock, having a par value of $.01 per share. Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

                   (a) The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon shall be cumulative on any series as to which dividends are cumulative.

                   (b) Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares for each such series so far as the same are not inconsistent with the provisions of this Article 4 applicable to all series of Preferred Stock:


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                            (1) The distinctive designations of each such series
                            and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                            (2) the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or non-cumulative, the condition, upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative on all shares of such series issued prior to the payment date for the first dividend of such series;

                            (3) whether such series shall be redeemable or callable and, if so, the terms and conditions of such redemption or call, including the time or times when and the price or prices at which shares of such series shall be redeemed or called, and including the terms and conditions of any retirement or sinking fund for the purchase or redemption of shares of such series;

                            (4) the amount payable on shares of such series in the event of liquidation, dissolution, or winding up of the affairs of the corporation;

                            (5) whether such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

                            (6) whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights;

                            (7) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the corporation or any subsidiary of, the Common Stock or of any other class (or other





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                            series of the same class) ranking junior to the
                            shares of such series as to dividends or upon liquidation, dissolution or winding up;

                            (8) the conditions and restrictions, if any, on the creation of indebtedness of the corporation, or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation, dissolution or winding up; and

                            (9) such other powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as shall not be inconsistent with any such resolution or resolutions previously adopted as to shares then still authorized, with the provisions of this Restated Certificate of Incorporation or with the laws of the State of Delaware.

                   (c) (1) So long as any shares of Preferred Stock of any series shall be outstanding, the corporation will not declare or pay any dividends on the Common Stock (other than dividends payable solely in shares of Common Stock) or make any distributions of any kind, either directly or indirectly, in respect of shares of Common Stock, or make any payment on account of the purchase, redemption or other acquisition of Common Stock, unless on the payment, distribution or redemption date, as the case may be, all dividends on the then outstanding shares of Preferred Stock of all series for all past dividend periods shall have been paid to the full extent of the preference, if any, to which each series of Preferred Stock is entitled.

                            (2) In case the corporation shall not pay in full all dividends required to be paid on all shares of all series of cumulative Preferred Stock at the time outstanding to the full extent of the preference, if any to which each such cumulative series is entitled, all cumulative series which are of equal rank with respect to such dividend preference shall share ratably in the payment of dividends, including accumulations thereof, if any, in proportion to the amounts that would be payable on such series if all dividends thereof were paid in full. Accumulations of dividends shall not bear interest.

                            (3) After the requirements with respect to preferential dividends (if any) upon all classes of capital stock, and each series thereof, shall have been met, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends, out of any remaining net profits or net assets of the corporation available there for, when, as and if (subject to the foregoing provisions of this article 4) such dividends may be declared from time to time by the Board of Directors. After distribution in full of the preferential





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                            amounts to be distributed to the holders of all
                            classes of stock, and each series thereof, having more than parity with Common Stock upon liquidation, dissolution or winding up, then, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                            (4) A liquidation, dissolution or winding up of the corporation, as such terms are used in this Article 4, or as may be used in any resolution or resolutions of the Board of Directors providing for the issue of any series of this corporation's capital stock, shall not be deemed to be occasioned by or to include:

                            (A)      any consolidation or merger of the
                                     corporation with or into any other
                                     corporation, corporations, entity or
                                     entities, or

                            (B) any sale, lease, exchange or other transfer of any or all of the assets of the corporation to another corporation, corporations, entity or entities pursuant to a plan which shall provide for the receipt by the corporation or its stockholders, as all or the major portion of the consideration for such sale, lease, exchange or transfer, of securities of such other corporation, corporations, entity or entities or of any company or companies subsidiary to, controlled by, or affiliated with such other corporation, corporations, entity or entities.

                   (d) The authorized but unissued shares of Common Stock and the authorized but unissued shares of Preferred Stock of the corporation may be issued for such consideration, having a value, not less than the par value thereof, as is determined from time to time by the Board of Directors.

                   (e) (1) Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by the General Corporation Law of the State of Delaware, all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one (1) vote per share for all purposes for such share of Common Stock held of record by him.

                            (2) Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by the General

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                            Corporation Law of the State of Delaware, the
                            holders of Preferred Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of stockholders.

                   (f) The corporation may create and issue securities convertible into shares of capital stock of the corporation, of any class or classes and of any series of any class, and whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, may create and issue warrants, rights, privileges or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes and of any series of any class, such convertible securities, warrants, rights privileges or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such rights to convert, or other warrants, rights, privileges or options may be issued and any such shares may be acquired or purchased from the corporation upon the exercise of any such rights to convert, or other warrant, right, privilege or option shall be such as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such convertible securities, warrants, privileges options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such convertible securities, warrants, rights, privileges or options. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of any such convertible security, warrant, right, privilege or option and the sufficiency thereof shall be conclusive. The conversion price, or other consideration to be received by the corporation upon the issuance of shares of capital stock upon the exercise of any such rights to convert, warrant, right, privilege or option shall have a value not less than the par value of the stock so issued, as determined by the Board of Directors.

         5. The corporation is to have perpetual existence.

         6. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         7. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the

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by-laws of the corporation. Elections of Directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         8. Whenever a compromise or arrangement is proposed between this corporation and its creditors of any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         Signed and attested to on April 21, 1983.

CORPORATE
SEAL

                                                     ---------------------------


- ---------------------------
Its Secretary











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COMMONWEALTH OF MASSACHUSETTS)
                             ) ss.

COUNTY OF SUFFOLK            )

         BE IT REMEMBERED that, on April 21, 1983, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came ___________, _________________ of HPSC, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN under my hand on April 21, 1983.

NOTARIAL
SEAL

                                                     ---------------------------
                                                     Notary Public

                                                     My commission expires:













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